Exhibit 24.1

The AES Corporation (the “Company”)

Power of Attorney

The undersigned hereby constitute and appoint Victoria D. Harker and Brian A. Miller and each of them severally, the attorneys-in-fact of the undersigned with full power of substitution for such person and in such person’s name, place and stead, in any and all capacities to sign for and in the name of the undersigned the Company’s Registration Statement on Form S-8 related to the registration of 10,000,0000 shares of the Company’s common stock pursuant to the Employees’ Thrift Plan of Indianapolis Power & Light Company and any and all amendments (including post-effective amendments) and supplements thereto, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or any of them, may lawfully do or cause to be done by virtue thereof. This Power of Attorney may be executed in one or more counterparts, each of which together shall constitute one and the same instrument.

Name	Title	Date

/s/ Andres Gluski	Chief Executive Officer	February 17, 2012
Andres Gluski	President (Principal Executive Officer) and Director

/s/ Zhang Guo Bao	Director	February 17, 2012
Zhang Guo Bao

/s/ Samuel W. Bodman, III	Director	February 17, 2012
Samuel W. Bodman, III

	Director	February 17, 2012
Kristina M. Johnson

/s/ Tarun Khanna	Director	February 17, 2012
Tarun Khanna

/s/ John A. Koskinen	Director	February 17, 2012
John A. Koskinen

	Director	February 17, 2012
Philip Lader

/s/ Sandra O. Moose	Director	February 17, 2012
Sandra O. Moose

/s/ John B. Morse, Jr.	Director	February 17, 2012
John B. Morse, Jr.

/s/ Philip A. Odeen	Chairman and Lead Independent Director	February 17, 2012
Philip A. Odeen

/s/ Charles O. Rossotti	Director	February 17, 2012
Charles O. Rossotti

/s/ Sven Sandstrom	Director	February 17, 2012
Sven Sandstrom